UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

THE MACERICH COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 18, 2020

The following Notice of Change of Location of Annual Meeting of Stockholders relates to and supplements the 2020 Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of The Macerich Company (the “Company”), filed with the Securities and Exchange Commission on April 29, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 18, 2020.

On June 8, 2020, the Company issued the following press release related to a change to the location of the Annual Meeting. As described below, the Annual Meeting will now be held in a virtual-only meeting format, and will be held at 10:00 a.m., Pacific Time, on June 18, 2020.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

IMPORTANT NOTICE: MACERICH ANNOUNCES CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF STOCKHOLDERS

SANTA MONICA, Calif., June 8, 2020 – The Macerich Company (“Macerich” or the “Company”) (NYSE Symbol: MAC) hereby gives notice that due to the continuing public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the Company’s stockholders and employees, the Company will change the format of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be a virtual meeting format only. As previously announced, the Annual Meeting will take place on June 18, 2020 at 10:00 a.m. Pacific Time.

Attending the Virtual Annual Meeting as a Stockholder of Record

To access the Annual Meeting, visit www.virtualshareholdermeeting.com/MAC2020 and enter your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you.

Attending the Virtual Annual Meeting as a Beneficial Owner

If your shares are held in “street name” through a broker, bank or other nominee, and you do not have a control number, in order to participate in the virtual-only Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address.

Asking Questions and Voting

Stockholders will be able to vote electronically and submit questions during the virtual Annual Meeting. As described in the proxy materials for the Annual Meeting, you are entitled to vote in the Annual Meeting if you were a stockholder as of the close of business on March 23, 2020.

The proxy card included with the proxy materials previously distributed on or about April 29, 2020 will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed.

Assistance with the Virtual Annual Meeting

A support line will be available on the meeting website for any questions on how to participate in the Annual Meeting.

About Macerich

Macerich is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 51 million square feet of real estate consisting primarily of interests in 47 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence on the West Coast and in Arizona, Chicago and the New York Metro area to Washington, DC corridor. A recognized leader in sustainability, Macerich has achieved the #1 GRESB ranking in the North American Retail Sector for five straight years (2015-2019). Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

SOURCE The Macerich Company

Jean Wood, Vice President, Investor Relations, 424-229-3366, Website: http://www.macerich.com